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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
            (Exact Name of Registrant as Specified in Its Charter)

            CAYMAN ISLANDS                               NOT APPLICABLE
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)

               UGLAND HOUSE
             P.O. BOX 10657APO
         GEORGE TOWN, GRAND CAYMAN
     CAYMAN ISLANDS, BRITISH WEST INDIES                 NOT APPLICABLE
  (Address of Principal Executive Offices)                 (Zip Code)


 If this form relates to the            If this form relates to the
 registration of a class of             registration of a class of
 securities pursuant to Section         securities pursuant to Section
 12(b) of the Exchange Act and is       12(g) of the Exchange Act and is
 effective pursuant to General          effective pursuant to General
 Instruction A.(c), please check        Instruction A.(d), please check
 the following box. [X]                 the following box. [_]


Securities Act registration statement
file number to which this form relates:                     333-57227
                                                         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------

ORDINARY SHARES, $0.01 PAR VALUE PER SHARE         NASDAQ STOCK MARKET, INC.


Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
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Item 1.   Description of Registrant's Securities to be Registered.

     The securities registered hereunder are the Ordinary Shares, par value $0.01 per share (the "Ordinary Shares"), of Scottish Annuity & Life Holdings, Ltd. (the "Company"). A description of the Company's Ordinary Shares is incorporated herein by reference to the description set forth under the heading "Description of Shares" in the Company's Registration Statement on Form S-1 (File No. 333-57227) filed by the Company with the Securities Exchange Commission on June 19, 1998 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In addition, any form of prospectus filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

     3.1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     3.2  Articles of Association of the Company (incorporated by reference to
          Exhibit 3.2 to the Registration Statement).
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.



Date:  November 16, 1998            By:     /s/ Michael C. French
                                           -------------------------------------
                                           Michael C. French
                                           President and Chief Executive Officer